As Filed with the Securities and
                     Exchange Commission on November 7, 2001
                                 No. 33-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933

                         VERTICAL COMPUTER SYSTEMS, INC.

             (Exact Name of Registrant as Specified in its Charter)

                   DELAWARE                         65-0393635
          (State of Incorporation)      (I.R.S. Employer Identification No.)

                             6336 Wilshire Boulevard
                          Los Angeles, California 90048
                    (Address of Principal Executive Offices)
                       Twenty One (21) Services Contracts
                            (Full Title of the Plans)

                                    Copy to:

Richard Wade                                      Gary L. Blum, Esq.
6336 Wilshire Boulevard                           Law Offices of Gary L. Blum
Los Angeles, CA 90048                             3278 Wilshire Blvd., Suite 603
Telephone (323) 658-4211                          Los Angeles, CA  90010
Facsimile (323) 658-4210                          Telephone (213) 381-7450
(Name, Address and Telephone                      Facsimile (213) 384-1035
Number of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

                                                                        Proposed
                                                                        Maximum          Proposed
                              Title of                                  Offering         Maximum        Amount
                              Securities to      Amount to be           Price Per        Aggregate      of Registration
     Title of Plan            be Registered      Registered             Share            Offering       Fee
     -------------            -------------      ------------           ---------        ---------      ---------------

     Services Contracts       Common Shares      9,290,630 [1]             $0.05        $464,531.50        $116.13
     Eighteen (18)

     Services Contracts       Common Shares         88,000 [1]             $0.025         $2,200.00        $   .55
     One (1)

     Services Contracts       Common Shares     10,844,828 [1]             $0.0145      $157,250.00         $39.31
     Two (2)

     TOTAL                                      20,223,458                              $623,981.50        $155.99

----------

(Footnotes)

[1] Calculated pursuant to Rule 457(h).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION

ITEM 2. REGISTRANT INFORMATION

      The information required by Items 1 and 2 of Part I are not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents of Vertical Computer Systems, Inc. (the "Company"), previously filed with the Securities and Exchange Commission, are incorporated herein by reference:

      1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

      2. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the above reference to the Company's Annual Report on Form 10-K.

      In addition, all documents filed by the Company pursuant to Sections

13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold, or which reregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

      NOT APPLICABLE.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      NOT APPLICABLE.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and expect that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that such court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

      The Seventh Article of the Company's Certificate of Incorporation provides that a director of the corporation shall not be personally liable for monetary damages to the corporation or its stockholders for breach of any fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law and (iv) for any transaction from which the director derives and improper personal benefit.

Section 145 of the Delaware General Corporation Law permits a corporation to maintain insurance to protect itself and any director, officer, employee or agent of the corporation. The Company presently maintains in effect a liability insurance policy covering officers and directors.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.

ITEM 8. EXHIBITS

      See the Index to Exhibits at Page 8 of this Registration Statement.

ITEM 9. UNDERTAKINGS

      A. The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of this Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities at the time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions described under Item 6 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 6th day of November, 2001

                                        VERTICAL COMPUTER SYSTEMS, INC.


                                        BY:        /s/ Richard Wade
                                            -----------------------------------
                                                     RICHARD WADE
                                                       PRESIDENT

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 6th day of November 2001.

     SIGNATURE                                            TITLE
     ---------                                            -----

     /s/ RICHARD WADE                                PRESIDENT AND DIRECTOR
     -------------------------------
     RICHARD WADE

     /s/ WILLIAM MILLS                               DIRECTOR
     -------------------------------
     WILLIAM MILLS

     /s/ STEVEN GUNN                                 CHIEF FINANCIAL OFFICER
     -------------------------------
     STEVEN GUNN

                                INDEX TO EXHIBITS

     EXHIBIT NUMBER         DESCRIPTION
     --------------         -----------

      5.1                  Opinion of Law Offices of Gary L. Blum

     10.1                  Agreement between
                           Registrant and Chuck Ashman
                           dated October 29, 2001.

     10.2                  Agreement between
                           Registrant and Michael Blum.
                           dated October 29, 2001.

     10.3                  Agreement between
                           Registrant and Gary Blum
                           dated November 2, 2001.

     10.4                  Agreement between
                           Registrant and Justin Davis
                           dated October 29, 2001.

     10.5                  Agreement between
                           Registrant and Allison Enderle dated October 29,
                           2001.

     10.6                  Agreement between
                           Registrant and Robert Farias
                           dated October 30, 2001.

     10.7                  Agreement between
                           Registrant and Donald P. Hateley dated October 29, 2001.

     10.8                  Agreement between
                           Registrant and Annette Keith
                           dated October 29, 2001.

     10.9                  Agreement between
                           Registrant and Aubrey McAuley dated October 29, 2001.

     10.10                 Agreement between
                           Registrant and Tom McCloskey
                           dated October 29, 2001.

     10.11                 Agreement between
                           Registrant and William Mills
                           dated October 29, 2001.

     10.12                 Agreement between
                           Registrant and Leroy Molock
                           dated October 29, 2001.

     10.13                 Agreement between
                           Registrant and David Rezeieh
                           dated October 29, 2001.

     10.14                 Agreement between
                           Registrant and Steve Rosetti
                           dated October 29, 2001.

     10.15                 Agreement between
                           Registrant and Priyam Sharma
                           dated November 2, 2001.

     10.16                 Agreement between
                           Registrant and Jacob Stearns
                           dated October 29, 2001.

     10.17                 Agreement between
                           Registrant and Marilyn Stewart
                           dated November 1, 2001.

     10.18                 Agreement between
                           Registrant and Vasu Vijay
                           dated October 29, 2001.

     10.19                 Agreement between
                           Registrant and Vijay Armitraj
                           dated October 29, 2001.

     10.20                 Agreement between
                           Registrant and Taurus Global, LLC
                           dated July 9, 2001.*

     10.21                 Agreement between
                           Registrant and M. S. Farrell & Co., Inc.
                           dated July 9, 2001.*

     23.1                  Consent of Law Offices of Gary L. Blum
                           (Included in Exhibit 5.1)

     23.2                  Consent of BDO Seidman, LLP

* Included in Registration statement in Form S-8 previously filed on July 13, 2001 and incorporated by reference herein.